EXHIBIT 11
             STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE
            (In Thousands, Except Per Share Amounts)
                           (UNAUDITED)
                                                  Three Months Ended
                                          June 27, 1997         June 28, 1996
                                                    Fully                 Fully
                                        Primary    Diluted    Primary    Diluted
                                        -------    -------    -------    -------
Net income                              $  921      $  921     $1,361     $1,361
After-tax interest savings assuming
  conversion of Senior Convertible
  Notes (1)                                - -         128        - -        172
                                        ------      ------     ------     ------
Net income adjusted for after-
  tax interest savings                  $  921      $1,049     $1,361     $1,533
                                        ======      ======     ======     ======
Average number of common shares
  outstanding during the period          4,704       4,704      4,694      4,694
Additional shares assuming
  exercise of stock options (2)            171         311        102        136
Additional Shares assuming conversion
  of Senior Convertible Notes (3)          - -       1,418        - -      1,418
                                        ------      ------     ------     ------
Average number of common shares used
  to calculate earnings per share        4,875       6,433      4,796      6,248
                                        ======      ======     ======     ======
Net earnings per share                  $ 0.19      $ 0.16     $ 0.28     $ 0.25
                                        ======      ======     ======     ======
                                                     Six Months Ended
                                          June 27, 1997          June 28, 1996
                                                    Fully                 Fully
                                        Primary    Diluted    Primary    Diluted
                                        -------    -------    -------    -------
Net income                              $2,568      $2,568     $1,511     $1,511
After-tax interest savings assuming
  conversion of Senior Convertible
  Notes (1)                                - -         257        - -        343
                                        ------      ------     ------     ------
Net income adjusted for after-
  tax interest savings                  $2,568      $2,825     $1,511     $1,854
                                        ======      ======     ======     ======
Average number of common shares
  outstanding during the period          4,704       4,704      4,679      4,679
Additional shares assuming exercise
  of stock options (2)                     164         311         78        136
Additional Shares assuming conversion
  of Senior Convertible Notes (3)          - -       1,418        - -      1,418
                                        ------      ------     ------     ------
Average number of common shares used
  to calculate earnings per share        4,868       6,433      4,757      6,233
                                        ======      ======     ======     ======
Net earnings per share                  $ 0.53      $ 0.44     $ 0.32     $ 0.30
                                        ======      ======     ======     ======

 (1) Represents the after-tax interest savings resulting from assumed conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes.
(2) Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options and assumed purchases of stock from the Employee Stock Purchase Plan (ESPP). For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP. For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP.
 (3) Represents the number of shares of common stock issuable upon conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes at a conversion price of $7.0536 per share.